SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 20, 2022

J.B. HUNT TRANSPORT SERVICES, INC.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Arkansas	0-11757	71-0335111
(State or other Jurisdiction of Incorporation or Organization	Commission File Number	(IRS Employer Identification No.)

615 J.B. Hunt Corporate Drive Lowell, Arkansas	72745	(479) 820-0000
(Address of Principal Executive Offices)	(Zip Code)	(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	JBHT	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

The information in Item 7.01 and Exhibits 99.1 and 99.2 of this Current Report is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in Item 7.01 and Exhibits 99.1 and 99.2 of this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.

ITEM 5.02.         DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On July 20, 2022, the Board of Directors of J.B. Hunt Transport Services, Inc. (the “Company”) appointed Shelley Simpson to serve as President of the Company effective August 1, 2022. John N. Roberts, III will remain in his role as Chief Executive Officer of the Company.

Ms. Simpson, 50, has served as the Company’s Chief Commercial Officer since 2017 and Executive Vice President of People and Human Resources since November 2020. From 2017 to 2020, she served as the Company’s President of Highway Services, a position created by combining the Company’s executive management of its Integrated Capacity Solutions and Truckload segments. Ms. Simpson previously served as President of Integrated Capacity Solutions from 2007 to 2017 and President of Truckload from 2014 to 2017. She also served as the Company’s Chief Marketing Officer from 2011 to 2017. Ms. Simpson joined the Company in 1994.

Effective August 1, 2022, Ms. Simpson’s annual base salary will increase to $725,000. In connection with her promotion, Ms. Simpson was awarded performance-based restricted share units valued at $5 million which will vest in equal annual installments over a 10-year period with an initial vest on August 1, 2023 and subsequent vests on January 31 beginning in 2024, subject to the Company’s achievement of predetermined annual operating income targets preceding the applicable vesting date.  Under the Company’s Performance Growth Initiative (PGI) bonus plan, Ms. Simpson’s eligible bonus amount will increase to a range of 75% to 125% of her annual base salary, effective August 1, 2022, consistent with the PGI bonus plan for Mr. Roberts. Her eligible bonus under the PGI bonus plan for the period from January 1 through July 31, 2022, will remain at the Executive Vice President level with a range of 50% to 100% of annual base salary. PGI bonus payments are subject to the Company’s achievement of predetermined net revenue and earnings before taxes targets for calendar year 2022. Ms. Simpson remains eligible to receive an annual bonus consistent with the Company’s annual operating income bonus plan under the previously disclosed terms of such plan.

The Company has not entered into any written employment agreement with Ms. Simpson. Ms. Simpson’s husband was employed by the Company until his retirement in 2021 and earned $192,295 in compensation from the Company during 2021.

ITEM 5.03.         AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CEO TO BOARD OF DIRECTORS

On July 20, 2022, the Company’s Board of Directors approved and adopted Amendment No. 1 to the Second Amended and Restated Bylaws of the Company (the “Bylaws”), effective immediately. Amendment No. 1 to the Bylaws updates the Bylaws to designate that the Chief Executive Officer of the Company shall be a member of the Board of Directors. The Bylaws previously provided that the President of the Company shall be a member of the Board of Directors.

The foregoing description of Amendment No. 1 to the Bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of Amendment No. 1, a copy of which is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 7.01.         REGULATION FD DISCLOSURE

On July 20, 2022, we issued a news release announcing the appointment of Shelley Simpson as President of the Company and certain other executive management changes which will be effective August 1, 2022. A copy of that news release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

On July 21, 2022, we issued a news release announcing that the Company’s Board of Directors adopted a new share repurchase program authorizing the repurchase of an additional $500 million of the Company’s common stock. A copy of that news release is attached as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 9.01.         FINANCIAL STATEMENTS AND EXHIBITS

(d)          Exhibits.

3.1          Amendment No. 1 to the Second Amended and Restated Bylaws J.B. Hunt Transport Services, Inc., dated July 20, 2022

99.1         News release dated July 20, 2022, issued by J.B. Hunt Transport Services, Inc.

99.2         News release dated July 21, 2022, issued by J.B. Hunt Transport Services, Inc.

104          Cover Page Interactive Data File (embedded within the Inline XBRL Document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized on the 26th day of July, 2022.

J.B. HUNT TRANSPORT SERVICES, INC.

BY:	/s/ John N. Roberts, III
John N. Roberts, III
President and Chief Executive Officer (Principal Executive Officer)

BY:	/s/ John Kuhlow
John Kuhlow
Chief Financial Officer,
Executive Vice President
(Principal Financial Officer)